Exhibit 10.1
EXECUTION COPY
AMENDMENT NO. 2 TO THE
CREDIT AGREEMENT
Dated as of September 20, 2006
          AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among The Lubrizol Corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citicorp North America, Inc., as agent (the “Agent”) for the Lenders.
          PRELIMINARY STATEMENTS:
          (1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of August 24, 2004, as amended and restated as of March 29, 2005, and as further amended as of August 23, 2005 (such Credit Agreement, as so amended and restated and amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
          (2) The Borrowers and the Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.
          SECTION 1. Amendments to the Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:
          (a) The definition of “Applicable Facility Fee Rate” in Section 1.01 is amended by deleting the table therein and substituting therefor the following table:

Public Debt Rating	Applicable
S&P/Moody’s	Facility Fee Rate
Level 1
BBB+ or Baa1 or above	0.080%
Level 2
BBB or Baa2	0.100%
Level 3
BBB- or Baa3	0.125%
Level 4
BB+ or Ba1	0.175%
Level 5
Lower than Level 4	0.250%
          (b) The definition of “Applicable Margin” in Section 1.01 is replaced in its entirety with the following:

“Applicable Margin” means (a) with respect to Base Rate Advances under the Revolving Credit Facility, 0.00%, and (b) with respect to Eurodollar Rate Advances under the Revolving Credit Facility as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating	Applicable Margin for
S&P/Moody’s	Eurodollar Rate Advances
Level 1
BBB+ or Baa1 or above	0.270%
Level 2
BBB or Baa2	0.350%
Level 3
BBB- or Baa3	0.400%
Level 4
BB+ or Ba1	0.600%
Level 5
Lower than Level 4	0.650%
          (c) The definition of “Applicable Utilization Fee” in Section 1.01 is amended by deleting the table therein and substituting therefor the following table:

Public Debt Rating	Applicable
S&P/Moody’s	Utilization Fee
Level 1
BBB+ or Baa1 or above	0.100%
Level 2
BBB or Baa2	0.100%
Level 3
BBB- or Baa3	0.100%
Level 4
BB+ or Ba1	0.100%
Level 5
Lower than Level 4	0.100%
          (d) The definition of “Loan Documents” in Section 1.01 is replaced in its entirety with the following:
“Loan Documents” means this Agreement, the Notes and the other L/C Related Documents.

          (e) The definition of “Loan Parties” in Section 1.01 is replaced in its entirety with the following:
“Loan Parties” means the Company and each other Borrower.
          (f) The definition of “Public Debt Rating” in Section 1.01 is amended by deleting subsection (e) thereof and substituting therefor the following subsection (e):
          (e) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee shall be based upon the higher rating, unless the lower of such ratings is more than one level below the higher of such ratings, in which case the Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee shall be based upon the level that is one level above the lower of such ratings.
          (g) The definition of “Termination Date” in Section 1.01 is amended by deleting the date “August 24, 2009” and substituting therefor the date “September 20, 2011”.
          (h) Section 4.01(e) is amended by (i) deleting all references to the date “December 31, 2003” and substituting therefor the date “December 31, 2005”, and (ii) deleting all references to the date “March 31, 2004” and substituting therefor the date “June 30, 2006”.
          (i) Section 4.01 is amended by deleting subsection (f) thereof and substituting therefor the following subsection (f):
          (f) [Reserved.]
          (j) Section 5.01 is amended by deleting subsection (i) thereof and substituting therefor the following subsection (i):
          (i) [Reserved.]
          (k) Section 5.02(b) is amended by (i) adding the word “and” at the end of clause (i), (ii) deleting clauses (ii), (iii) and (iv) thereof, and substituting therefor the following clause (ii):
(ii) a directly or indirectly wholly owned Subsidiary of the Company (or any Subsidiary of such Subsidiary) may (x) merge with or into or consolidate with or into any other wholly owned Subsidiary of the Company (or any Subsidiary of such Subsidiary), or (y) may merge with the Company, provided that the Company shall be the surviving corporation.
and (iii) by deleting the phrase “clauses (i), (ii) and (iii)” in the last proviso, and substituting therefor the phrase “clauses (i) and (ii)(x)”.
          (l) Section 5.02(c) is amended by deleting clause (iii) thereof and substituting therefor the following clause (iii):

(iii) sales, leases, transfers and other dispositions of assets (other than Foreign Assets) by any Subsidiary of the Company to the Company or any of its Subsidiaries,
          (m) Section 5.02 is amended by deleting subsection (d) thereof and substituting therefor the following subsection (d):
          (d) [Reserved.]
          (n) Section 6.01 is amended by (i) deleting the word “; or” from the end of subsection (h) thereof, and (ii) deleting subsection (i) thereof in its entirety.
          (o) Section 8.03 is amended by adding at the end thereof the following:
In the event that CNAI or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by the Company, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any obligation of the Company hereunder or under any other Loan Document by or on behalf of CNAI in its capacity as the Agent for the benefit of any Lender under this Agreement or any Note (other than CNAI or an Affiliate of CNAI) and which is applied in accordance with this Agreement shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.
          (p) Section 9.01(g) is amended by deleting subsection (g) thereof and substituting therefor the following subsection (g):
          (g) [Reserved],
          (q) Section 9.05 is amended by deleting the phrase “Upon (i) the occurrence and during the continuance of any Event of Default and”, and substituting therefor the following phrase:
Upon either (a) the occurrence and during the continuance of any Event of Default under Section 6.01(a) or 6.01(e) or (b) (i) the occurrence and during the continuance of any other Event of Default and
          (r) Schedule I thereto is replaced in its entirety by Schedule I to this Amendment.
          SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when the Agent shall have received payment of the fees set out in that certain Fee Letter dated September 20, 2006 between the Borrower and the Agent, and shall have received counterparts of this Amendment executed by the Company and all of the Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:
          (a) Certified copies of the resolutions of the Board of Directors of the Company approving this Amendment and the matters contemplated hereby and thereby and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby.
          (b) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Amendment and the other documents to be delivered hereunder.
          (c) A favorable opinion of the Vice President and General Counsel of the Company, with respect to this Amendment and the Credit Agreement as amended hereby, in substantially the form of Exhibit A to this Amendment.
          (d) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.
          (e) A certificate signed by a duly authorized officer of the Company stating that (and the Company hereby represents and warrants that):
     (i) The representations and warranties contained in Section 4 of this Amendment and in Section 4.01 of the Credit Agreement, as amended hereby, are correct on and as of the date of such certificate as though made on and as of such date; and
     (ii) No event has occurred and is continuing that constitutes a Default.
          This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.
          SECTION 3. Termination of Subsidiary Guaranty and Release of the Subsidiary Guarantors. The Subsidiary Guaranty is hereby terminated and of no further force and effect. Each of the Subsidiary Guarantors is hereby released and forever discharged from any and all liabilities or obligations of any kind whatsoever relating to or arising out of or in connection with the Subsidiary Guaranty.
          SECTION 4. Representations and Warranties of the Company. The Company represents and warrants as follows:
          (a) The execution, delivery and performance by the Company of this Amendment and each of the Loan Documents to which it is a party, as amended hereby, and the consummation of the transactions contemplated hereby, are within the Company’s corporate or other powers, have been duly authorized by all necessary corporate or other action, and do not contravene (i) the Company’s charter or code of regulations or comparable organizational documents or (ii) any applicable law or any contractual restriction in any material contract or, to the knowledge of the chief financial officer of the Company, any other contract the breach of which would limit the ability of the Company to perform its obligations under this Amendment or any other Loan Document, binding on or affecting the Company.
          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Amendment or any other Loan Document, as amended hereby, to which it is a party and to be delivered by it or for the consummation of the transactions contemplated hereby, other than authorizations, approvals, actions, notices or filings (i) that have been duly obtained, taken, given or made and are in full force and effect or (ii) as to which the failure to obtain, take, give or make would not reasonably be likely to result in a Material Adverse Effect.
          (c) This Amendment has been duly executed and delivered by the Company. This Amendment and each of the other Loan Documents, as amended hereby, are the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law).
          (d) There is no pending or, to the Company’s knowledge, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation), or (ii) purports to affect the legality, validity or enforceability of this Amendment, as amended hereby, or the consummation of the transactions contemplated hereby.
          SECTION 5. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
          (a) The Credit Agreement, the Notes and each other Loan Document, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
          (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor, except as expressly provided herein, constitute a waiver of any provision of the Credit Agreement.
          SECTION 6. Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement or as otherwise agreed by the Agent and the Company.
          SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE LUBRIZOL CORPORATION
By:	/s/ Charles P. Cooley
	Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Joanne Wanstreet
Title: Vice President

CITICORP NORTH AMERICA, INC., as Agent and as Lender
By:	/s/ Anish M. Shah
Title: Vice President

[Lender] as Lender

By:
Title: